SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2001
                                                 ---------------

                                 e-VideoTV, Inc.
                                 ---------------
             (Exact name of registrant as specified in its charter)



Delaware                   000-27043                     51-0389325
--------                   ---------                     -----------
(State or other            (Commission File Number)      (IRS Employer
jurisdiction of                                          Identification Number)
incorporation)

7333 East Doubletree Ranch Road, Scottsdale, AZ          85258
------------------------------------------------         ------
(Address of principal executive offices)                 (Zip Code)





Registrant's telephone number, including area code       (480) 778-1499
                                                         --------------

------------------------------------------------------------------------------
(Former name or former address, if changed since last report.)


ITEM 1. Changes in Control of Registrant.

ITEM 2.  Acquisition or Disposition of Assets.

     On August 24, 2001, e-VideoTV, Inc. (the "Company") signed an agreement to purchase all of the issued and outstanding shares of Ziracom Digital Communications, Inc. ("Ziracom"), a Delaware corporation with its principal offices located in Vancouver, British Columbia, Canada., in exchange for shares of stock in the Company. The total outstanding shares of Ziracom to be transferred to the Company are 45,645,352 common shares. The closing was held on October 23, 2001. A copy of the agreement between the companies is attached. This agreement was approved by a majority of the shareholders of both the Company and Ziracom.



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     The Company will issue 4,327,569  shares of its common stock at closing and the remaining 4,327,569 common shares will be held in escrow. These shares will be issued over a twelve month period, contingent upon Ziracom's performance, as follows:

     1. 1,081,892 shares issued if Ziracom achieves sales objective of $382,000 for the period August 1, 2001 to January 31, 2001
     2. 1,081,893 shares issued if Ziracom completes version 4.0 of its product Alpha Omega. The version must be ready for market and must achieve a file size of 70% of original file size (based on Alpha Omega Version 3.2), have DRM ability, and be compatible with Media Player version 7 and 8 and windows CE for hand-held devices.
     3. 2,163,785 shares issued if Ziracom achieves its target of pre-tax earnings of $1,406,460.

A floor price of $0.50 per share will be established for all releases of escrowed stock. In the event the market price at the release date is below $0.50 per share, then additional shares will be issued to effect the same value as if the market price was at $0.50 per share.

     The shares in the Company issued to Ziracom shareholders holding an interest of five percent (5%) or less in Ziracom have also been granted piggyback registration rights. Those Ziracom shareholders holding over five percent (5%) of the outstanding shares of Ziracom were not granted piggyback registration rights. The five percent or less shareholders hold a total of one million eight hundred seven thousand seventy (1,807,070) shares and include all shareholders listed on Schedule A to the agreement except Zigurts Strauts, Gunars Strauts, Jason Allen, and Rich Gasper.


     The agreement between the parties also provides for changes to the board of directors of each company. At closing, the Board of Directors and officers of Ziracom shall consist of Jason Allen, Robert Dinning and Harvey Nickerson. The Board of Directors of the Company will remain the same, except that Ziracom will nominate one director, subject to the approval of this individual by the Company's Board of Directors.

ITEM 3. Bankruptcy or Receivership.

ITEM 4.  Changes in Registrant's Certifying Accountant.

ITEM 5.  Other Events.

ITEM 6.  Resignations of Registrant's Director's

ITEM 7.  Financial Statements and Exhibits.

ITEM 8.  Change in Fiscal Year.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature                      Title                                  Date

/s/ Robert G. Dinning          President, Chief Executive Officer,    10/30/2001
-------------------------      Chief Financial Officer, and Director  ----------
Robert G. Dinning

/s/ Roy B. Bennett             Director of Research                   10/31/2001
-------------------------      and Development                        ----------
Roy B. Bennett


/s/ Harvey Nickerson           Chief Technology Officer               10/31/2001
-------------------------      and Director                           ----------
Harvey Nickerson


/s/ Charles Weber              Director                               10/31/2001
-----------------                                                     ----------
Charles Weber




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